Exhibit 99.1

SUPPLEMENTAL FINANCIAL INFORMATION FOR THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2025

March 12, 2026

60 Cutter Mill Rd., Great Neck, NY 11021

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
We consider some of the information set forth herein to contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, with respect to our expectations for future periods. Forward-looking statements do not discuss historical fact, but instead include statements related to expectations, projections, intentions or other items related to the future. Such forward-looking statements include, without limitation, statements regarding expected operating performance and results, property acquisition and disposition activity, joint venture activity, development and value add activity and other capital expenditures, and capital raising and financing activity, as well as revenue and expense growth, occupancy, interest rate and other economic expectations. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “forecasts,” “projects,” “assumes,” “will,” “may,” “could,” “should,” “budget,” “target,” “outlook,” “opportunity,” “guidance” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which are in some cases, beyond our control, which may cause our actual results, performance or achievements to be materially different from the results of operations, financial conditions or plans expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such forward-looking statements included in this report may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved and investors are cautioned not to place undue reliance on such information.
The following factors, among others, could cause our actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements:

•inability to generate sufficient cash flows due to unfavorable economic and market conditions (e.g., inflation, volatile interest rates and the possibility of a recession), changes in supply and/or demand, competition, uninsured losses, changes in tax and housing laws or other factors;
•adverse changes in real estate markets, including, but not limited to, the extent of future demand for multifamily units in our significant markets, barriers of entry into new markets which we may seek to enter in the future, limitations on our ability to maintain or increase rental or occupancy rates, competition, our ability to identify and consummate attractive acquisitions and dispositions on favorable terms, and our ability to reinvest sale proceeds in a manner that generates favorable returns;
•general and local real estate conditions, including any changes in the value of our real estate;
•decreasing rental rates or increasing vacancy rates;
•challenges in acquiring or investing in multi-family properties (including challenges in (i) buying properties directly without the participation of joint venture partners and (ii) making alternative investments in multi-family properties, and the limited number of multi-family property investment/acquisition opportunities available to us), which transactions may not be completed or may not produce the cash flows or income expected;
•the competitive environment in which we operate, including competition that adversely affects our ability to acquire properties and/or limits our ability to lease apartments or increase or maintain rental rates;
•exposure to risks inherent in investments in a single industry and sector;

•the concentration of our multi-family properties in the Southeastern United States and Texas, which makes us more susceptible to adverse developments in those markets;
•increases in expenses over which we have limited control, such as real estate taxes, repairs and maintenance, insurance and utilities, due to inflation and other factors;
•impairment in the value of real estate we own;
•failure of property managers to manage properties effectively and efficiently;
•accessibility of debt and equity capital markets;
•disagreements with, or misconduct by, joint venture partners;
•inability to obtain financing at favorable rates, if at all, or refinance existing debt as it matures due to the level and volatility of interest or capitalization rates or capital market conditions
•extreme weather and natural disasters such as hurricanes, tornadoes and floods;
•lack of or insufficient insurance to cover, among other things, losses from catastrophes;
•risks associated with acquiring value-add multi-family properties, which involves greater risks than more conservative approaches;
•the condition of Fannie Mae or Freddie Mac, which could adversely impact us;
•changes in Federal, state and local governmental laws and regulations, including laws and regulations relating to taxes and real estate and related investments;
•our failure to comply with laws, including those requiring access to our properties by disabled persons, which could result in substantial costs;
•board determinations as to timing and payment of dividends, if any, and our ability or willingness to pay future dividends;
•our ability to satisfy the complex rules required to maintain our qualification as a REIT for federal income tax purposes;
•possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently or previously owned by us or a subsidiary owned by us or by the unconsolidated joint ventures in which we have interests;
•our dependence on information systems, risks associated with breaches of such systems and the impact on us by the use of artificial intelligence by our competitors;
•disease outbreaks and other public health events, and measures that are taken by federal, state, and local governmental authorities in response to such outbreaks and events;
•impact of climate change on our properties or operations;
•risks associated with the stock ownership restrictions of the Internal Revenue Code of 1986, as amended (the "Code") for REITs and the stock ownership limit imposed by our charter; and
•the other factors described in the reports we file with the SEC, including those set forth in our Annual Report on Form 10-K under the captions "Item 1. Business," "Item 1A. Risk Factors," and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations".

We undertake no obligation to update or revise the information herein, whether as a result of new information, future events or circumstances, or otherwise.

Units under rehabilitation for which we have received or accrued rental income from business interruption insurance, while not physically occupied, are treated as leased (i.e., occupied) at rental rates in effect at the time of the casualty.

We use pro rata (as defined under "Non-GAAP Financial Measures and Definitions") to help the reader gain a better understanding of our unconsolidated joint ventures. However, the use of pro rata information has certain limitations and is not representative of our operations and accounts as presented in accordance with GAAP. Accordingly, pro rata information should be used with caution and in conjunction with the GAAP data presented herein and in our reports filed with the SEC.
The state-by-state and property-by-property revenue, weighted average rent per occupied unit and similar information presented herein do not give effect to the deferred rent concessions.

BRT Apartments Corp. (NYSE: BRT)

Fourth Quarter and Full Year 2025 and Subsequent Highlights
•Reported results for the fourth quarter of 2025 of net loss of $4.3 million, or $(0.23) per diluted share, Funds from Operations, or FFO, of $0.26 per diluted share and Adjusted Funds from Operations, or AFFO, of $0.34 per diluted share.
•Reported results for full year 2025 of net loss of $11.9 million, or $(0.63) per diluted share, Funds from Operations, or FFO, of $1.12 per diluted share and Adjusted Funds from Operations, or AFFO, of $1.45 per diluted share.
•Equity in earnings of unconsolidated joint ventures resulted in a loss of $811,000 for the fourth quarter of 2025 and a loss of $174,000 for the full year 2025.
•Combined Same Store Portfolio NOI increased 0.2% for the fourth quarter 2025 compared to the fourth quarter of the prior year and decreased 0.8% in 2025 compared to the prior year.
•Repurchased 178,980 shares during the fourth quarter of 2025, bringing the total shares repurchased in 2025 to 321,060 at a weighted average price of $15.53.
•Maintained revolving credit facility of up to $40.0 million, with no outstanding balance as of March 12, 2026, and maturing in September 2027.
•On July 15, 2025, the Company, through an unconsolidated joint venture in which it has an 80% equity interest, acquired 1322 North, a 214-unit garden style property located in Auburn, AL. The venture acquired the property for $36.5 million (including a $24.4 million mortgage). The mortgage matures in 2032, bears a 5.38% fixed interest rate, and is interest only through maturity. The Company contributed $10.8 million of equity to the joint venture for its equity interest and for working capital.
•On September 19, 2025, the Company, through an unconsolidated joint venture in which it has an 80% equity interest, acquired Oaks at Victory, a 150-unit garden style property located in Savannah, GA. The venture acquired the property for $23.0 million (including a $15.7 million mortgage). The mortgage, assumed at the time of acquisition, matures in 2031 and carries an interest rate of 2.71% with two years of interest only remaining and a 30-year amortization schedule. The Company contributed $8.4 million of equity to the joint venture for its equity interest and for working capital.
•During 2025, the Company refinanced four mortgages maturing in 2025 and 2026 in aggregate principal amount of $58.0 million and bearing a weighted average fixed interest rate of 4.38% with four replacement mortgages in aggregate principal amount of $88.7 million. The replacement mortgages have a weighted average remaining term to maturity of 8.5 years, a weighted average fixed interest rate of 4.97% and are interest only until maturity (other than with respect to a mortgage in principal amount of $15.8 million, which is interest only until 2030, two years prior to its maturity).
•From January 1, 2026, through March 12, 2026, the Company repurchased 75,155 shares for an aggregate purchase price of approximately $1.1 million at a weighted average price of $14.82. In March 2026, the Board of Directors approved an extension of the share repurchase program through December 31, 2028, and increased the value of the shares to be repurchased to $10 million.
•Declared a dividend of $0.25 per share for the first quarter of 2026.

See the reconciliations provided later in this supplemental of FFO, AFFO and Combined Portfolio NOI, to net income, as calculated in accordance with GAAP, and the definitions of such terms under "Non-GAAP Financial Measures and Definitions."

BRT Apartments Corp. (NYSE: BRT)
Financial Highlights
_________________________________________________________________________________________________________

	As of December 31,
	2025	2024
Market capitalization (thousands)	$276,963	$338,657
Shares outstanding (thousands)	18,841	18,783
Closing share price	$14.70	$18.03
Quarterly dividend declared per share	$0.25	$0.25

	Quarter ended December 31,
	Combined		Consolidated		Unconsolidated
	2025	2024	2025	2024	2025	2024
Properties owned	31	29	21	21	10	8
Units	8,311	7,947	5,420	5,420	2,891	2,527
Quarter average occupancy (a)	93.4%	93.6%	94.3%	93.7%	91.8%	93.6%
Quarter average monthly rental revenue per occupied unit	$1,419	$1,405	$1,373	$1,371	$1,507	$1,487
____________________________________________________________________

(a) The increase in properties owned is due to the inclusion of Stono Oaks, which was in lease-up in 2024, and the 2025 acquisition of
       1322 North and Victory at Oaks

	Three months ended December 31,		Twelve months ended December 31,
Per share data	2025 (Unaudited)	2024 (Unaudited)	2025	2024
Loss per share basic and diluted	$(0.23)	$(0.11)	$(0.63)	$(0.52)
FFO per share of common stock (diluted) (1)	$0.26	$0.28	$1.12	$1.12
AFFO per share of common stock (diluted) (1)	$0.34	$0.37	$1.45	$1.43

	As of December 31,
	2025	2024
Debt to Enterprise Value (2)	73%	66%

(1) See the reconciliation of Funds From Operations, or FFO, and Adjusted Funds From Operations, or AFFO, to net income, as calculated in accordance with
GAAP, and the definitions of such terms under "Non-GAAP Financial Measures and Definitions."
(2) Enterprise Value is equal to debt plus market capitalization less cash and cash equivalents, including BRT's pro rata share of cash and cash equivalents at the unconsolidated Joint Ventures. Cash and cash equivalents excludes restricted cash. Debt is equal to 100% of the debt at the consolidated properties and BRT's pro rata share of debt at the unconsolidated joint ventures. See "Non-GAAP Financial Measures and Definitions" for an explanation of "pro rata share."

BRT Apartments Corp. (NYSE: BRT)
Components of Net Asset Value
As of December 31, 2025

(all in thousands)
____________________________________________________________________________________________________________________

Net operating income (1)
Consolidated	$51,183
Unconsolidated (Pro rata)	12,759
Total Net Operating Income	$63,942

OTHER ASSETS
Cash and cash equivalents	$25,138
Cash and cash equivalents - Unconsolidated pro rata	4,145
Loans	17,723
Restricted cash	2,521
Other assets	21,496
Other assets - Unconsolidated pro rata	6,684
Total Cash and Other Assets	$77,707

OTHER LIABILITIES
Accounts payable and accrued liabilities	$24,347
Accounts payable and accrued liabilities - Unconsolidated pro rata	4,305
Total Other Liabilities	$28,652

DEBT SUMMARY
Mortgages Payable, net of deferred costs:
Consolidated	$471,083
Unconsolidated (Pro rata)	144,050
Total Mortgages Payable	$615,133

Credit facility	—
Subordinated notes	37,183
Total Debt Outstanding	$652,316

Common Shares Outstanding	18,841

_____________________________________________
(1) See the Appendix for a reconciliation of the non-GAAP amounts presented to GAAP amounts

BRT Apartments Corp. (NYSE: BRT)
Operating Results
(dollars in thousands except per share data)

_____________________________________________________________________________________________________________________

	Three months Ended December 31, (Unaudited)		Twelve months Ended December 31,
	2025	2024	2025	2024
Revenues:
Rental revenue and other revenue from other real estate properties	$23,886	$23,520	$95,265	$94,773
Loan interest and other income	405	449	1,763	857
Total revenues	24,291	23,969	97,028	95,630
Expenses:
Real estate operating expenses	11,073	10,943	44,082	43,555
Interest expense	6,246	5,828	23,511	22,596
General and administrative	3,779	3,819	15,530	15,595
Provision for credit loss	5	270	5	270
Depreciation and amortization	6,656	6,526	26,396	25,926
Total expenses	27,759	27,386	109,524	107,942
Total revenues less total expenses	(3,468)	(3,417)	(12,496)	(12,312)
Equity in (loss) earnings of unconsolidated joint ventures	(811)	658	(174)	1,644
Gain on sale of real estate	—	806	755	806
Insurance recovery of casualty loss	56	—	313	—
Loss from continuing operations	(4,223)	(1,953)	(11,602)	(9,862)
Provision (benefit) for taxes	54	71	174	(226)
Loss from continuing operations, net of taxes	(4,277)	(2,024)	(11,776)	(9,636)
Income attributable to non-controlling interests	(44)	(46)	(170)	(155)
Net loss attributable to common stockholders	$(4,321)	$(2,070)	$(11,946)	$(9,791)

Weighted average number of shares of common stock outstanding:
Basic and diluted	18,033,763	17,848,134	18,008,970	17,752,226

Per share amounts attributable to common stockholders:
Basic and diluted	$(0.23)	$(0.11)	$(0.63)	$(0.52)

BRT Apartments Corp. (NYSE: BRT)
Operating Results of Unconsolidated Properties
(dollars in thousands)

_____________________________________________________________________________________________________________________

	Three months Ended December 31, (Unaudited)		Twelve months Ended December 31,
	2025	2024	2025	2024
Revenues:
Rental and other revenue	$13,212	$11,653	$49,891	$45,182
Total revenues	13,212	11,653	49,891	45,182

Expenses:
Real estate operating expenses	7,081	5,378	24,201	21,840
Interest expense	3,390	2,849	12,008	11,357
Depreciation	4,629	3,159	15,496	11,873
Total expenses	15,100	11,386	51,705	45,070
Total revenues less total expenses	(1,888)	267	(1,814)	112
Other equity earnings	84	209	194	235
Net (loss) income from joint ventures	$(1,804)	$476	$(1,620)	$347

BRT equity in (loss) earnings from unconsolidated joint venture properties	$(811)	$658	$(174)	$1,644

BRT Apartments Corp. (NYSE: BRT)
Funds from Operations and
Adjusted Funds from Operations
(dollars in thousands)
____________________________________________________________________________________________________________________

	Three months ended December 31,		Twelve months Ended December 31,
	2025	2024	2025	2024
GAAP Net loss income attributable to common stockholders	$(4,321)	$(2,070)	$(11,946)	$(9,791)
Add: depreciation of properties	6,656	6,526	26,396	25,926
Add: our share of depreciation in unconsolidated joint ventures	2,594	1,426	7,625	5,545
Add: provision for credit loss	5	270	5	270
Deduct: gain on sales of real estate	—	(806)	(755)	(806)
Deduct: our share of earnings from sale of unconsolidated joint venture properties	(52)	(209)	(52)	(209)
Adjust for non-controlling interests	(5)	(4)	(17)	(16)
Funds from operations	$4,877	$5,133	$21,256	$20,919

Adjustments for: deferred rent concessions and straight-line rent accruals	(76)	99	(315)	(801)
Adjust for: our share of deferred rent concessions and straight-line rent accruals	(17)	(42)	(33)	(147)
Add: amortization of restricted stock and RSU expense	1,171	1,256	4,692	4,877
Add: amortization of deferred mortgage and debt costs	351	284	1,202	1,150
Add: our share of deferred mortgage costs from unconsolidated joint venture properties	22	30	119	120
Add: amortization of fair value adjustment for mortgage debt	146	137	525	558
Adjustments for non-controlling interests	—	—	—	(8)
Adjusted funds from operations	$6,474	$6,897	$27,446	$26,668

Funds from Operations and
Adjusted Funds from Operations
____________________________________________________________________________________________________________________

	Three months ended December 31,		Twelve months Ended December 31,
	2025	2024	2025	2024
GAAP Net loss attributable to common stockholders	$(0.23)	$(0.11)	$(0.63)	$(0.52)
Add: depreciation of properties	0.35	0.35	1.39	1.38
Add: our share of depreciation in unconsolidated joint ventures	0.14	0.07	0.40	0.30
Add: provision for credit loss	—	0.02	—	0.01
Deduct: gain on sales of real estate	—	(0.04)	(0.04)	(0.04)
Deduct: our share of earnings from sale of unconsolidated joint venture properties	—	(0.01)	—	(0.01)
Adjustment for non-controlling interests	—	—	—	—
Funds from operations per common share - diluted	0.26	0.28	1.12	1.12

Adjustment for: deferred rent concessions and straight-line rent accruals	—	0.01	(0.02)	(0.04)
Adjustment for: our share of deferred rent concessions and straight-line rent accruals	—	—	—	—
Add: amortization of restricted stock and RSU expense	0.05	0.05	0.25	0.25
Add: amortization of deferred mortgage and debt costs	0.02	0.02	0.06	0.06
Add: our share of amortization of deferred mortgage and debt costs from unconsolidated ventures	—	—	0.01	0.01
Add: amortization of fair value adjustment for mortgage debt	0.01	0.01	0.03	0.03
Adjustment for non-controlling interests	—	—	—	—
Adjusted funds from operations per common share - diluted	$0.34	$0.37	$1.45	$1.43

Diluted shares outstanding for FFO and AFFO	18,956,528	18,803,114	18,930,284	18,710,615

BRT Apartments Corp. (NYSE: BRT)
Consolidated Balance Sheets
(amounts in thousands, except per share amounts)

_____________________________________________________________________________________________________________________

	December 31,
	2025	2024
ASSETS
Real estate properties, net of accumulated depreciation	$596,814	$615,915
Investment in unconsolidated joint ventures	46,121	31,344
Loans, net of deferred fees and allowance for credit loss	17,723	17,667
Cash and cash equivalents	25,138	27,856
Restricted cash	2,521	3,221
Other assets	21,496	17,460
Total Assets	$709,813	$713,463

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net of deferred costs	$471,083	$446,471
Junior subordinated notes, net of deferred costs	37,183	37,163
Credit facility	—	—
Accounts payable and accrued liabilities	24,347	24,915
Total Liabilities	532,613	508,549

Commitments and contingencies
Equity:
BRT Apartments Corp. stockholders' equity:
Preferred shares $.01 par value 2,000 shares authorized, none issued	—	—
Common stock, $.01 par value, 300,000 shares authorized;
17,919 and 17,872 shares outstanding	180	179
Additional paid-in capital	275,408	272,275
Accumulated deficit	(98,346)	(67,485)
Total BRT Apartments Corp. stockholders’ equity	177,242	204,969
Non-controlling interests	(42)	(55)
Total Equity	177,200	204,914
Total Liabilities and Equity	$709,813	$713,463

BRT Apartments Corp. (NYSE: BRT)
Preferred Equity Investments
(dollars in thousands)
________________________________________________________________________________________

The Company invested in two separate joint ventures which in turn acquired multifamily properties in the locations identified below. In accordance with GAAP, these investments are treated as loans. These investments are unsecured and are subordinate, including the payment of the returns thereon, to the mortgage debt encumbering the property acquired by the applicable joint venture. Information as to these investments at December 31, 2025, is summarized below:

Location	Investment Date	Annual Return	Current Return	Hurdle Return	Invested Amount	Redemption Date	Deferred fees	Estimated Credit Loss
Wilmington, NC	October 2024	13%	6.00%	7.00%	$7,000	November 2031	$115	$110
Kennesaw, GA	November 2024	13%	6.50%	6.50%	11,250	June 2029	137	165
					$18,250		$252	$275

These investments provide for (1) an Annual Return (as noted in the table above) compounded monthly, to the Company, of which the Current Return (as noted in the table above) is payable monthly to the extent of available cash flow, and the Hurdle Return also to be paid monthly from remaining cash flow if any, pari passu or after the sponsor's receipt of its management fees and specified returns on its investment and (2) the total amount invested by the Company, including any unpaid portion of the Current Return and the Hurdle Return, to be payable to the Company, prior to any payments to the sponsor, upon the earlier to occur of certain events (e.g., sale of the property or the refinancing of the mortgage underlying the property) and the redemption date specified above. The Current Return is recorded as interest income when it is due from the sponsor and the Hurdle Return is recognized as interest income when it is received. Deferred loan fees are capitalized and recorded into income over the life of the investment. The Company's exposure to loss is limited to its original Invested Amount (as noted in the table above).

BRT Apartments Corp. (NYSE: BRT)
Property Acquisitions Through Unconsolidated Joint Ventures
(dollars in thousands)
_______________________________________________________________________________________

ACQUISITIONS

Property/Location	Purchase Date	Units	Purchase Price	Acquisition ownership % in the JV	BRT Contribution	Mortgage
1322 North, Auburn, AL	7/15/2025	214	$36,500	80%	$10,750	$24,419
Oaks at Victory, Savannah, GA	9/19/2025	150	$23,000	80%	$8,380	$15,680

BRT Apartments Corp. (NYSE: BRT)
Stock Repurchase Activity
________________________________________________________________________________________

The Company's stock repurchase activity during the periods indicated is reflected in the table below:
Month	Shares repurchased	Total cost	Average Cost Per Share
January 1, 2025 - March 31, 2025	78,724	$1,381,841	$17.55
April 1, 2025 - June 30, 2025	63,356	1,003,459	15.84
July 1, 2025 - September 30, 2025	—	—	—
October 1, 2025 - December 31, 2025	178,980	2,601,094	14.53
Total year to date repurchase activity	321,060	$4,986,394	$15.53

As of December 31, 2025, up to $6,150,934 of shares are available to be repurchased under the repurchase program.
Subsequent to December 31, 2025 we purchased, pursuant to our publicly announced repurchase program, 75,155 shares at a weighted average price of $14.82 per share for an aggregate purchase price of $1,114,000. At February 27, 2026, the Company is authorized to repurchase up to $5,037,000 of shares of common stock through December 31, 2028. On March 11, 2026, the Board of Directors authorized the increase of up to $10,000,000 of shares that may be repurchased pursuant to the repurchase plan and extended such plan through December 31, 2028.

BRT Apartments Corp. (NYSE: BRT)
Value-Add Program and Capital Expenditures
________________________________________________________________________________________

For the Quarter ended December 31, 2025
Value-Add Program
(Includes consolidated and unconsolidated amounts)
Units Rehabilitated (1)	Estimated Rehab Costs (2)	Estimated Rehab Costs Per unit	Estimated Average Monthly Rent Increase (3)	Estimated Annualized ROI (3)	Estimated units available to be renovated over next 24 months
26	$142,000	$5,450	$134	29%	139

(1) Refers to rehabilitated units with respect to which a new lease or renewal lease was entered into during the period.
(2) Reflects rehab costs incurred during the current and prior periods with respect to units completed, in which a new lease or renewal lease was entered into during the current period.
(3) These results are not necessarily indicative of the results that would be generated if such improvements were made across our portfolio of properties or at any particular property. Rents at a property may increase for reasons wholly unrelated to property improvements, such as changes in demand for rental units in a particular market or sub-market. Even if units are available to be renovated, the Company may decide not to renovate such units.

For the twelve months ended December 31, 2025
Capital Expenditures
(Includes consolidated and unconsolidated amounts)
	Gross Expenditures	Less: JV Partner Share	BRT Share of Expenditures (4)
Estimated Recurring Capital Expenditures (1)	$5,845,000	$567,000	$5,278,000
Estimated Non-Recurring Capital Expenditures (2)	4,797,000	1,176,000	3,621,000
Total Capital Expenditures	$10,642,000	$1,743,000	$8,899,000

Replacements (operating expense) (3)	$3,048,258	$262,189	$2,786,069

Estimated Recurring Capital Expenditures and Replacements per unit (8,311 units)	$1,070	$100	$970

(1) Recurring capital expenditures represent our estimate of expenditures incurred at the property to maintain the property's existing operation.
(2) Non-recurring capital expenditures represent our estimate of significant improvements to the common areas, property exteriors, or interior units of the property, and revenue enhancing upgrades.
(3) Replacements are expensed as incurred at the property.
(4) Based on BRT's pro rata share.

BRT Apartments Corp. (NYSE: BRT)
Debt Analysis
As of December 31, 2025
(dollars in thousands)
____________________________________________________________________________________________________________________________________

Consolidated
Year	Total Principal Payments	Scheduled Amortization	Principal Payments Due at Maturity		Percent of Total Principal Payments Due At Maturity	Weighted Average Interest Rate (1)
2026	$31,981	$4,214	$27,767		6%	3.73%
2027	46,190	3,395	42,795		10%	3.96%
2028	40,696	2,745	37,951		9%	4.47%
2029	56,272	1,882	54,390		12%	3.94%
2030	22,432	1,167	21,265		5%	4.71%
Thereafter	278,126	18,521	259,605		58%	4.34%
Total	$475,697	$31,924	$443,773		100%

Unconsolidated (BRT pro rata share)
Year	Total Principal Payments	Scheduled Amortization	Principal Payments Due at Maturity		Percent of Total Principal Payments Due At Maturity	Weighted Average Interest Rate (1)
2026	$25,816	$1,806	24,010		17%	4.51%
2027	13,092	1,538	$11,554		8%	4.15%
2028	34,537	722	33,815		24%	4.26%
2029	890	890	—		—%	—%
2030	922	922	—		—%	—%
Thereafter	71,133	177	70,956		51%	3.85%
Total	$146,390	$6,055	$140,335		100%

Combined (2)
Year	Total Principal Payments	Scheduled Amortization	Principal Payments Due at Maturity		Percent of Total Principal Payments Due At Maturity	Weighted Average Interest Rate (1)
2026	$57,797	$6,020	$51,777		9%	4.09%
2027	59,282	4,933	54,349		9%	4.00%
2028	75,233	3,467	71,766		12%	4.37%
2029	57,162	2,772	54,390		9%	3.94%
2030	23,354	2,089	21,265		4%	4.71%
Thereafter	349,259	18,698	330,561		57%	4.24%
Total	$622,087	$37,979	$584,108		100%
Weighted Average Remaining Term to Maturity (2)			5.73	yrs
Weighted Average Interest Rate (2)			4.19%
Debt Service Coverage Ratio for the quarter ended December 31, 2025			1.37	(3)

(1) Based on balloon payments at maturity.
(2) Includes consolidated and BRT's pro rata share of unconsolidated amounts.
(3) See definition under "Non-GAAP Financial Measures and Definitions." Includes consolidated and 100% of the unconsolidated amounts.

Junior Subordinated Notes
Principal Balance	$37,400 excluding deferred costs of $217
Interest Rate	3 month SOFR + 2.26% (i.e., 6.13% at 12/31/2025); Rate in effect for payment made on January 30, 2026 was 6.10%
Maturity	April 30, 2036

Credit Facility (as of December 31, 2025)
Maximum Amount Available	Up to $40,000
Amount Outstanding	$0
Interest Rate	1 month term SOFR + 250 basis points (i.e., 6.37% at 12/31/2025) subject to a floor of 6%
Maturity	September 14, 2027

BRT Apartments Corp. (NYSE: BRT)
Portfolio Data by State
Quarter ended December 31, 2025
(dollars in thousands, except weighted average monthly rent amounts)

_____________________________________________________________________________________________________________________

Consolidated
	Units at period end	Revenues	Property Operating Expenses	NOI (1)	% of NOI Contribution	Weighted Average Occupancy	Weighted Average Rent per Occ. Unit (2)
Georgia	688	$2,553	$1,349	$1,204	9.4%	89.0%	$1,217
Florida	518	2,295	1,229	1,066	8.3%	93.6%	1,455
Texas	600	2,258	1,339	919	7.2%	91.0%	1,157
Ohio	264	1,031	490	541	4.2%	97.0%	1,214
Virginia	220	1,297	461	836	6.5%	96.1%	1,811
North Carolina	264	1,045	388	657	5.1%	96.0%	1,260
South Carolina	474	2,180	1,020	1,160	9.1%	93.1%	1,470
Tennessee	702	3,593	1,683	1,910	14.9%	97.0%	1,642
Alabama	740	2,895	1,385	1,510	11.8%	95.2%	1,211
Mississippi	776	3,310	1,136	2,174	17.0%	97.5%	1,360
Missouri	174	928	492	436	3.4%	92.7%	1,680
Net deferred rent	—	75	—	75	0.6%	N/A	N/A
Legacy assets	—	426	101	325	2.5%	N/A	N/A
Totals	5,420	$23,886	$11,073	$12,813	100%	94.3%	$1,373

Unconsolidated (Pro Rata Share) (1)
	Units at period end	Revenues	Property Operating Expenses	NOI (1)	% of NOI Contribution	Weighted Average Occupancy	Weighted Average Rent per Occ. Unit (2)
Texas	1,103	$2,518	$1,281	$1,237	37.1%	92.9%	$1,438
South Carolina	953	1,579	786	793	23.8%	91.7%	1,711
Georgia	421	1,353	709	644	19.3%	90.5%	1,426
Alabama	414	1,253	607	646	19.4%	90.2%	1,296
Net deferred rent		16	—	16	0.5%	N/A	N/A
	2,891	$6,719	$3,383	$3,336	100.0%	91.8%	$1,507
_________________________________________________________________________________
(1) See the reconciliation of NOI to net income, as calculated in accordance with GAAP, and the definition of NOI and pro rata share under "Non-GAAP Financial
Measures and Definitions."
(2) Amount does not reflect concessions.

BRT Apartments Corp. (NYSE: BRT)
Portfolio Data by State
Twelve months ended December 31, 2025
(dollars in thousands, except weighted average monthly rent amounts)

____________________________________________________________________________________________________________________

Consolidated
	Units at period end	Revenues	Property Operating Expenses	NOI (1)	% of NOI Contribution	Weighted Average Occupancy	Weighted Average Rent per Occ. Unit (2)
Georgia	688	$10,319	$5,449	$4,870	9.5%	89.8%	$1,221
Florida	518	9,451	4,644	4,807	9.4%	94.5%	1,465
Texas	600	8,932	5,169	3,763	7.4%	92.0%	1,146
Ohio	264	4,002	1,879	2,123	4.1%	95.3%	1,193
Virginia	220	5,123	2,113	3,010	5.9%	96.9%	1,781
North Carolina	264	4,267	1,704	2,563	5.0%	95.5%	1,284
South Carolina	474	8,842	4,565	4,277	8.4%	93.6%	1,478
Tennessee	702	14,246	6,127	8,119	15.9%	96.2%	1,628
Alabama	740	11,408	5,365	6,043	11.8%	94.6%	1,204
Mississippi	776	12,915	4,662	8,253	16.1%	96.1%	1,339
Missouri	174	3,739	1,944	1,795	3.5%	94.0%	1,683
Net deferred rent	—	323	—	323	0.6%	N/A	N/A
Legacy assets and misc.	—	1,698	461	1,237	2.4%	N/A	N/A
Totals	5,420	$95,265	$44,082	$51,183	100%	94.2%	$1,367

Unconsolidated (Pro Rata Share) (1)
	Units at period end	Revenues	Property Operating Expenses	NOI (1)	% of NOI Contribution	Average Occupancy	Average Rent per Occ. Unit (2)
Texas	1,103	$10,256	$5,403	$4,853	38.0%	93.7%	$1,455
South Carolina	953	6,338	2,547	3,791	29.7%	91.5%	1,684
Georgia	421	4,221	2,159	2,062	16.2%	92.4%	1,481
Alabama	414	3,789	1,768	2,021	15.8%	93.6%	1,264
Net deferred rent	—	32	—	32	0.3%	N/A	N/A
Totals	2,891	$24,636	$11,877	$12,759	100%	92.8%	$1,517

_________________________________________________________________________________
(1) See the reconciliation of NOI to net income, as calculated in accordance with GAAP, and the definition of NOI and pro rata share under "Non-GAAP Financial
Measures and Definitions."
(2) Amount does not reflect concessions.

BRT Apartments Corp. (NYSE: BRT)
Combined Portfolio Metrics (1)
Quarter ended December 31, 2025 and 2024
(dollars in thousands)
____________________________________________________________________________________________________________________

	Three months ended December 31,
	2025	2024	% Change
Combined Revenues	$28,886	$28,573	1.1%

Combined Operating Expenses
Payroll	$2,847	$2,504	13.7%
Real estate taxes	3,154	3,156	(0.1)%
Management fees	809	807	0.2%
Insurance	1,273	1,458	(12.7)%
Utilities	2,057	1,849	11.2%
Repairs and maintenance	1,654	2,063	(19.8)%
Replacements	583	568	2.6%
Advertising, leasing and other	1,208	890	35.7%
Total Combined Operating Expenses	$13,585	$13,295	2.2%

Total Combined Net Operating Income	$15,301	$15,278	0.2%
_______________________________

(1)    Please refer to Non-GAAP Financial Measures and Definitions for definition of Combined Same Store and reconciliation of Net Operating Income. Combined portfolio refers to the consolidated same store properties, the unconsolidated same store properties presented on a pro rata share basis, for all periods presented, with a total of 7,707 units, excluding Stono Oaks which was in lease up in the corresponding period of 2024 and two properties acquired by unconsolidated joint ventures in 2025.

BRT Apartments Corp. (NYSE: BRT)

Combined Portfolio Metrics (1)
Year ended December 31, 2025 and 2024
(dollars in thousands)
____________________________________________________________________________________________________________________

	Twelve months Ended December 31,
	2025	2024	% Change
Combined Revenues	$115,573	$115,366	0.2%

Combined Operating Expenses
Payroll	10,536	9,887	6.6%
Real estate taxes	13,972	13,707	1.9%
Management fees	3,228	3,246	(0.6)%
Insurance	4,846	5,772	(16.0)%
Utilities	7,643	7,167	6.6%
Repairs and maintenance	6,713	6,860	(2.1)%
Replacements	2,745	2,681	2.4%
Advertising, leasing and other	4,492	4,122	9.0%
Total Combined Operating Expenses	$54,175	$53,442	1.4%

Total Combined Net Operating Income	$61,398	$61,924	(0.8)%
_______________________________
(1)Please refer to Non-GAAP Financial Measures and Definitions for definition of Combined Same Store and reconciliation of Net Operating Income. Combined portfolio refers to the consolidated same store properties, the unconsolidated same store properties presented on a pro rata share basis, for all periods presented, with a total of 7,707 units, excluding Stono Oaks which was in lease up in the corresponding period of 2024 and two properties acquired by unconsolidated joint ventures in 2025.

BRT Apartments Corp. (NYSE: BRT)
Portfolio Table
As of December 31, 2025
___________________________________________________________________________________________

Property	City	State	Year Built	Year Acquired	Property Age	Units	Q4 2025 Avg. Occupancy	Q4 2025 Avg. Rent per Occupied. Unit
Consolidated Properties - All 100% owned
Silvana Oaks	North Charleston	SC	2010	2012	15	208	93.6%	$1,549
Avondale Station	Decatur	GA	1954	2012	71	212	90.4%	1,411
Newbridge Commons	Columbus	OH	1999	2013	26	264	97.0%	1,214
Brixworth at Bridgestreet	Huntsville	AL	1985	2013	40	208	95.2%	1,018
Avalon	Pensacola	FL	2008	2014	17	276	93.1%	1,408
Crossings of Bellevue	Nashville	TN	1985	2014	40	300	97.6%	1,442
Parkway Grande	San Marcos	TX	2014	2015	11	192	91.4%	1,207
Woodland Trails	LaGrange	GA	2010	2015	15	236	91.1%	1,321
Kilburn Crossing	Fredericksburg	VA	2005	2016	20	220	96.1%	1,811
Verandas at Alamo Ranch	San Antonio	TX	2015	2016	10	288	88.4%	1,111
Grove at River Place	Macon	GA	1988	2016	37	240	85.7%	927
Civic Center 1	Southaven	MS	2002	2016	23	392	98.6%	1,320
Civic Center 2	Southaven	MS	2005	2016	20	384	96.3%	1,401
Vanguard Heights	Creve Coeur	MO	2016	2017	9	174	92.7%	1,680
Jackson Square	Tallahassee	FL	1996	2017	29	242	94.1%	1,507
Woodland Apartments	Boerne	TX	2007	2017	18	120	96.7%	1,183
Magnolia Pointe	Madison	AL	1991	2017	34	204	93.4%	1,223
Bell's Bluff	Nashville	TN	2019	2018	6	402	96.5%	1,793
Crestmont at Thornblade	Greenville	SC	1998	2018	27	266	92.7%	1,407
Somerset at Trussville	Trussville	AL	2007	2019	18	328	96.4%	1,326
Abbotts Run	Wilmington	NC	2001	2020	24	264	96.0%	1,260

Age Weighted Avg. Age/Total Consolidated					24	5,420

Properties owned by Unconsolidated Joint Ventures (excluding preferred equity investments)
									% Ownership
Pointe at Lenox Park	Atlanta	GA	1989	2016	36	271	93.3%	1,503	74.0%
Gateway Oaks	Forney	TX	2016	2016	9	313	93.5%	1,304	50.0%
Mercer Crossing	Dallas	TX	2015	2017	10	509	93.3%	1,604	50.0%
Canalside Lofts	Columbia	SC	2008	2017	17	374	90.6%	1,527	32.0%
Landings of Carrier Parkway	Grand Prairie	TX	2001	2018	24	281	91.3%	1,286	50.0%
Canalside Sola	Columbia	SC	2015	2018	10	339	93.4%	1,693	46.2%
The Village at Lakeside	Auburn	AL	1988	2019	37	200	96.5%	1,303	80.0%
Stono Oaks	Johns Island	SC	2023	2022	2	240	91.1%	2,023	17.5%
1322 North	Auburn	AL	2002	2025	23	214	84.2%	1,289	80.0%
Oaks at Victory	Savannah	GA	1968	2025	57	150	85.6%	1,276	80.0%

Weighted Avg. Age/Total Unconsolidated					19	2,891

Weighted Avg./Total Portfolio					22	8,311

BRT Apartments Corp. (NYSE: BRT)

APPENDIX

BRT Apartments Corp. (NYSE: BRT)
Non-GAAP Financial Measures and Definitions
(dollars in thousands)
________________________________________________________________________________________

Adjusted Funds from Operations (AFFO)
BRT computes AFFO by adjusting FFO for loss on extinguishment of debt, our straight-line rent and rent concession accruals, restricted stock and RSU compensation expense, fair value adjustment of mortgage debt, gain on insurance recovery, insurance recovery from casualty loss and deferred mortgage and debt costs (including, in each case as applicable, from its share of its unconsolidated joint ventures). Since the NAREIT White Paper (as described below) does not provide guidelines for computing AFFO, the computation of AFFO may vary from one REIT to another.

Combined Portfolio
Combined portfolio refers to the consolidated same store properties and the unconsolidated same store properties presented on a pro rata share basis.

Debt Service Coverage Ratio
Debt service coverage ratio is net operating income ("NOI") divided by total debt service and includes both consolidated and unconsolidated liabilities.

Funds from Operations (FFO)
BRT computes FFO in accordance with the “White Paper on Funds from Operations” issued by the National Association of Real Estate Investment Trusts (“NAREIT”) and NAREIT's related guidance. FFO is defined in the White Paper as net income (calculated in accordance with generally accepted accounting principles). NOI is defined as "Rental and other revenue from real estate properties" as presented on our statements of operations less "Real estate operating expenses" as presented on our statements of operations. Real estate operating expenses include real estate taxes, insurance, property management expense, utilities, repairs and maintenance, administrative and marketing. Other REIT’s may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REIT’s. We believe NOI provides an operating perspective not immediately apparent from GAAP operating income or net income (loss). NOI is one of the measures we use to evaluate our performance because it (i) measures the core operations of property performance by excluding corporate level expenses and other items unrelated to property operating performance and (ii) captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance.

Net Operating Income (NOI)
BRT defines NOI as Rental and other revenue from real estate properties less Real estate operating expenses in each case as presented on our statements of operations. .

Pro Rata Share
BRT's pro rata share gives effect to its percentage equity interest in the unconsolidated joint ventures that own properties. Due to the operation of allocation/distribution provision of the joint venture agreements pursuant to which BRT participates in the ownership of these properties, BRT's share of the gain and loss on the sale of a property may be less than implied by BRT's percentage equity interest. Notwithstanding the foregoing, when referring to the number of units, average occupancy, and average rent per unit, the amount shown reflects 100% of the amount.

Same Store
Same store properties refer to stabilized properties (as described below) that we owned and operated for the entirety of periods being compared, except for properties that are under construction, legacy assets, in lease-up, or are undergoing development or redevelopment. We move properties previously excluded from our same store portfolio (because they were under construction, in lease up or are in development or redevelopment) into the same store designation once they have stabilized and such status has been reflected fully in all applicable periods of comparison.

Stabilized Properties
Newly constructed, lease-up, development and redevelopment properties are deemed stabilized upon the earlier to occur of the first full calendar quarter beginning (a) 12 months after the property is fully completed and put in service and (b) attainment of at least 90% physical occupancy.

Total Debt Service
Total debt service is the cash required to cover the repayment of interest and principal on a debt for a particular period. Total debt service is used in the calculation of the debt service coverage ratio which is used to determine the borrower’s ability to make debt service payments.

BRT Apartments Corp. (NYSE: BRT)
Consolidated Same Store Comparisons (1)
Quarters ended December 31, 2025 and 2024
(dollars in thousands, except monthly rent amounts)
_____________________________________________________________________________________________________________________

		Revenues			Property Operating Expenses			NOI (2)
	Units	2025	2024	% Change	2025	2024	% Change	2025	2024	% Change
Georgia	688	$2,553	$2,580	(1.0)%	$1,349	$1,271	6.1%	$1,204	$1,309	(8.0)%
Florida	518	2,295	2,386	(3.8)%	1,229	1,295	(5.1)%	1,066	1,091	(2.3)%
Texas	600	2,258	2,291	(1.4)%	1,339	1,400	(4.4)%	919	891	3.1%
Ohio	264	1,031	993	3.8%	490	528	(7.2)%	541	465	16.3%
Virginia	220	1,297	1,251	3.7%	461	470	(1.9)%	836	781	7.0%
North Carolina	264	1,045	1,081	(3.3)%	388	435	(10.8)%	657	646	1.7%
South Carolina	474	2,180	2,192	(0.5)%	1,020	1,343	(24.1)%	1,160	849	36.6%
Tennessee	702	3,593	3,499	2.7%	1,683	1,265	33.0%	1,910	2,234	(14.5)%
Alabama	740	2,895	2,801	3.4%	1,385	1,275	8.6%	1,510	1,526	(1.0)%
Mississippi	776	3,310	3,175	4.3%	1,136	1,098	3.5%	2,174	2,077	4.7%
Missouri	174	928	910	2.0%	492	447	10.1%	436	463	(5.8)%
Net deferred rent	—	75	(97)	—	—	—	—	75	(97)	—
Totals	5,420	$23,460	$23,062	1.7%	$10,972	$10,827	1.3%	$12,488	$12,235	2.1%

		Weighted Average Occupancy			Weighted Average Monthly Rent per Occupied Unit
		2025	2024	% Change	2025	2024	% Change
Georgia		89.0%	89.5%	(0.6)%	$1,217	$1,232	(1.2)%
Florida		93.6%	95.5%	(2.0)%	1,455	1,477	(1.5)%
Texas		91.0%	93.0%	(2.2)%	1,157	1,205	(4.0)%
Ohio		97.0%	96.1%	0.9%	1,214	1,163	4.4%
Virginia		96.1%	97.4%	(1.3)%	1,811	1,732	4.6%
North Carolina		96.0%	96.3%	(0.3)%	1,260	1,297	(2.9)%
South Carolina		93.1%	93.2%	(0.1)%	1,470	1,467	0.2%
Tennessee		97.0%	92.5%	4.9%	1,642	1,656	(0.8)%
Alabama		95.2%	94.7%	0.5%	1,211	1,188	1.9%
Mississippi		97.5%	95.2%	2.4%	1,360	1,335	1.9%
Missouri		92.7%	94.4%	(1.8)%	1,680	1,645	2.1%
Weighted Average		94.3%	93.7%	0.6%	$1,373	$1,371	0.1%
__________________________________________________
(1) See definition of Same Store under "Non-GAAP Financial Measures and Definitions."
(2) See the reconciliation of NOI to net income, as calculated in accordance with GAAP, and the definition of NOI under "Non-GAAP Financial Measures and
Definitions."

BRT Apartments Corp. (NYSE: BRT)

Consolidated Same Store Comparisons (1)
Twelve months ended December 31, 2025 and 2024
(dollars in thousands, except monthly rent amounts)
____________________________________________________________________________________________________________________

		Revenues			Property Operating Expenses			NOI (2)
	Units	2025	2024	% Change	2025	2024	% Change	2025	2024	% Change
Georgia	688	$10,319	$10,538	(2.1)%	$5,449	$5,442	0.1%	$4,870	$5,096	(4.4)%
Florida	518	9,451	9,448	0.0%	4,644	4,791	(3.1)%	4,807	4,657	3.2%
Texas	600	8,932	9,278	(3.7)%	5,169	5,259	(1.7)%	3,763	4,019	(6.4)%
Ohio	264	4,002	3,928	1.9%	1,879	1,962	(4.2)%	2,123	1,966	8.0%
Virginia	220	5,123	4,860	5.4%	2,113	1,988	6.3%	3,010	2,872	4.8%
North Carolina	264	4,267	4,279	(0.3)%	1,704	1,771	(3.8)%	2,563	2,508	2.2%
South Carolina	474	8,842	8,811	0.4%	4,565	4,907	(7.0)%	4,277	3,904	9.6%
Tennessee	702	14,246	13,616	4.6%	6,127	5,662	8.2%	8,119	7,954	2.1%
Alabama	740	11,408	11,285	1.1%	5,365	5,154	4.1%	6,043	6,131	(1.4)%
Mississippi	776	12,915	12,545	2.9%	4,662	4,410	5.7%	8,253	8,135	1.5%
Missouri	174	3,739	3,736	0.1%	1,944	1,749	11.1%	1,795	1,987	(9.7)%
Net deferred rent	—	323	855	—	—	—	0.0%	323	855	—
Totals	5,420	$93,567	$93,179	0.4%	$43,621	$43,095	1.2%	$49,946	$50,084	(0.3)%

		Weighted Average Occupancy			Weighted Average Monthly Rent per Occupied Unit
		2025	2024	% Change	2025	2024	% Change
Georgia		89.8%	91.0%	(1.3)%	$1,221	$1,238	(1.4)%
Florida		94.5%	95.0%	(0.5)%	1,465	1,467	(0.1)%
Texas		92.0%	93.3%	(1.4)%	1,146	1,200	(4.5)%
Ohio		95.3%	95.2%	0.1%	1,193	1,157	3.1%
Virginia		96.9%	96.7%	0.2%	1,781	1,700	4.8%
North Carolina		95.5%	95.2%	0.3%	1,284	1,286	(0.2)%
South Carolina		93.6%	94.6%	(1.1)%	1,478	1,457	1.4%
Tennessee		96.2%	93.2%	3.2%	1,628	1,592	2.3%
Alabama		94.6%	95.0%	(0.4)%	1,204	1,191	1.1%
Mississippi		96.1%	94.9%	1.3%	1,339	1,315	1.8%
Missouri		94.0%	94.9%	(0.9)%	1,683	1,684	(0.1)%
Weighted Average		94.2%	94.0%	0.2%	$1,367	$1,358	0.7%
________________________________________
(1) See definition of Same Store under "Non-GAAP Financial Measures and Definitions."
(2) See the reconciliation of NOI to net income, as calculated in accordance with GAAP, and the definition of NOI under "Non-GAAP Financial Measures and Definitions."

BRT Apartments Corp. (NYSE: BRT)
Unconsolidated Same Store Comparisons (1)
Quarters ended December 31, 2025 and 2024
BRT Pro Rata Share
(dollars in thousands, except monthly rent amounts)
________________________________________________________________________________________

		Revenues			Property Operating Expenses			NOI (2)
	Units	2025	2024	% Change	2025	2024	% Change	2025	2024	% Change
Texas	1,103	$2,518	$2,549	(1.2)%	$1,281	$1,246	2.8%	$1,237	$1,303	(5.1)%
South Carolina	713	1,330	1,339	(0.7)%	536	503	6.6%	793	836	(5.1)%
Georgia	271	924	961	(3.9)%	494	445	11.0%	430	516	(16.7)%
Alabama	200	658	621	6.0%	302	274	10.2%	356	347	2.6%
Net deferred rent	—	(4)	41	—	—	—	0.0%	(4)	41	—
Totals	2,287	$5,426	$5,511	(1.5)%	$2,613	$2,468	5.9%	$2,813	$3,043	(7.6)%

		Weighted Average Occupancy			Weighted Average Monthly Rent per Occupied Unit
		2025	2024	% Change	2025	2024	% Change
Texas		92.9%	91.7%	1.3%	$1,438	$1,456	(1.2)%
South Carolina		91.9%	94.5%	(2.8)%	1,607	1,564	2.7%
Georgia		93.3%	95.7%	(2.5)%	1,503	1,514	(0.7)%
Alabama		96.5%	97.2%	(0.7)%	1,303	1,221	6.7%
Weighted Average		92.9%	93.5%	(0.7)%	$1,486	$1,476	0.7%
________________________________________
(1) See definition of Same Store under "Non-GAAP Financial Measures and Definitions."
(2) See the reconciliation of NOI to net income, as calculated in accordance with GAAP, and the definition of NOI and pro rata share under "Non-GAAP Financial
Measures and Definitions."

BRT Apartments Corp. (NYSE: BRT)
Unconsolidated Same Store Comparisons (1)
Twelve months ended December 31, 2025 and 2024
BRT Pro Rata Share
(dollars in thousands, except monthly rent amounts)
_______________________________________________________________________________________

		Revenues			Property Operating Expenses			NOI (2)
	Units	2025	2024	% Change	2025	2024	% Change	2025	2024	% Change
Texas	1,103	$10,256	$10,438	(1.7)%	$5,403	$5,358	0.8%	$4,853	$5,080	(4.5)%
South Carolina	713	5,449	5,351	1.8%	2,011	1,990	1.1%	3,438	3,361	2.3%
Georgia	271	3,719	3,867	(3.8)%	1,932	1,869	3.4%	1,787	1,998	(10.6)%
Alabama	200	2,570	2,410	6.6%	1,208	1,130	6.9%	1,362	1,280	6.4%
Net deferred rent	—	12	121	—	—	—	—	12	121	—
Totals	2,287	$22,006	$22,187	(0.8)%	$10,554	$10,347	2.0%	$11,452	$11,840	(3.3)%

		Weighted Average Occupancy			Weighted Average Monthly Rent per Occupied Unit
		2025	2024	% Change	2025	2024	% Change
Texas		93.7%	92.4%	1.4%	$1,455	$1,497	(2.8)%
South Carolina		93.8%	94.6%	(0.8)%	1,603	1,559	2.8%
Georgia		93.0%	94.7%	(1.8)%	1,497	1,529	(2.1)%
Alabama		96.6%	97.7%	(1.1)%	1,265	1,167	8.4%
Weighted Average		93.9%	93.8%	0.1%	$1,489	$1,490	(0.1)%
________________________________________
(1) See definition of Same Store under "Non-GAAP Financial Measures and Definitions."
(2) See the reconciliation of NOI to net income, as calculated in accordance with GAAP, and the definition of NOI and pro rata share under "Non-GAAP Financial
Measures and Definitions."

BRT Apartments Corp. (NYSE: BRT)
Reconciliations
(dollars in thousands)
________________________________________________________________________________________

The following tables provides a reconciliation of NOI to net income attributable to common stockholders as computed in accordance with GAAP for the periods presented for the consolidated properties:

Consolidated	Three months ended December 31,		Twelve months Ended December 31,
	2025	2024	2025	2024
GAAP Net (loss) income attributable to common stockholders	$(4,321)	$(2,070)	$(11,946)	$(9,791)
Less: Loan interest and other income	(405)	(449)	(1,763)	(857)
Add: Interest expense	6,246	5,828	23,511	22,596
General and administrative	3,779	3,819	15,530	15,595
Depreciation and amortization	6,656	6,526	26,396	25,926
Provision for credit loss	5	270	5	270
Provision (benefit) for taxes	54	71	174	(226)
Less: Gain on sale of real estate	—	(806)	(755)	(806)
Adjust for: Equity in loss (earnings) of unconsolidated joint venture properties	811	(658)	174	(1,644)
Less: Insurance recovery of casualty loss	(56)	—	(313)	—
Add: Net loss attributable to non-controlling interests	44	46	170	155
Net Operating Income	$12,813	$12,577	$51,183	$51,218

Less: Non-same store and non-multi -family Net Operating Income	325	342	1,237	1,134
Same store Net Operating Income	$12,488	$12,235	$49,946	$50,084

BRT Apartments Corp. (NYSE: BRT)
Reconciliations
(dollars in thousands)
________________________________________________________________________________________

The following tables provides a reconciliation of BRT's Equity in earnings from NOI to net income attributable to common stockholders as computed in accordance with GAAP for the periods presented for BRT's pro rata share of the unconsolidated properties:

Unconsolidated	Three months ended December 31,		Twelve months Ended December 31,
	2025	2024	2025	2024
BRT equity in (loss) earnings from joint ventures	$(811)	$658	$(174)	$1,644
Add: Interest expense	1,638	1,229	5,504	4,923
Depreciation	2,593	1,426	7,623	5,545
Less: Equity in earnings of joint ventures	(84)	(209)	(194)	(235)
Net Operating Income	$3,336	$3,104	$12,759	$11,877

Less: Non-same store Net Operating Income	523	61	1,307	37
Same store Net Operating Income	$2,813	$3,043	$11,452	$11,840

Consolidated same store Net Operating Income	$12,488	$12,235	$49,946	$50,084
Unconsolidated same store Net Operating Income	2,813	3,043	11,452	11,840
Combined Portfolio Net Operating Income	$15,301	$15,278	$61,398	$61,924

BRT Apartments Corp. (NYSE: BRT)
Reconciliations
(dollars in thousands)

_____________________________________________________________________________________________________________________

The condensed income statements for the unconsolidated properties below, for the three months ended December 31, 2025 and 2024, presents BRT's pro rata information.

	Three months ended December 31, 2025
	Total	BRT's Pro Rata Share		Partner Share
Revenues:
Rental and other revenue	$13,212	$6,719		$6,493
Total revenues	13,212	6,719		6,493
Expenses:
Real estate operating expenses	7,081	3,383		3,698
Interest expense	3,390	1,638		1,752
Depreciation	4,629	2,593		2,036
Total expenses	15,100	7,614		7,486

Total revenues less total expenses	(1,888)	(895)		(993)

Equity in earnings of joint ventures	84	84		—
Net income	$(1,804)	$(811)	(1)	$(993)

	Three Months Ended December 31, 2024
	Total	BRT's Pro Rata Share		Partner Share
Revenues:
Rental and other revenue	$11,653	$5,686		$5,967
Total revenues	11,653	5,686		5,967
Expenses:
Real estate operating expenses	5,378	2,582		2,796
Interest expense	2,849	1,229		1,620
Depreciation	3,159	1,426		1,733
Total expenses	11,386	5,237		6,149

Total revenues less total expenses	267	449		(182)

Equity in earnings of joint ventures	209	209		—
Net loss	$476	$658	(1)	$(182)
_______________________
(1) Reflects BRT's share as determined in accordance with GAAP - not its pro rata share.

BRT Apartments Corp. (NYSE: BRT)
Reconciliations
(dollars in thousands)

_____________________________________________________________________________________________________________________

The condensed income statements below present for the periods indicated a reconciliation of the information that appears in note 8 of BRT's Annual Report on Form 10-K to the BRT pro rata information presented here in this supplemental.

	Twelve months Ended December 31, 2025
	Total	BRT's Pro Rata Share		Partner Share
Revenues:
Rental and other revenue	$49,891	$24,636		$25,255
Total revenues	49,891	24,636		25,255
Expenses:
Real estate operating expenses	24,201	11,877		12,324
Interest expense	12,008	5,504		6,504
Depreciation	15,496	7,623		7,873
Total expenses	51,705	25,004		26,701

Total revenues less total expenses	(1,814)	(368)		(1,446)

Equity in earnings of joint ventures	194	194		—
Net income	$(1,620)	$(174)	(1)	$(1,446)

	Twelve months Ended December 31, 2024
	Total	BRT's Pro Rata Share		Partner Share
Revenues:
Rental and other revenue	$45,182	$22,581		$22,601
Total revenues	45,182	22,581		22,601
Expenses:
Real estate operating expenses	21,840	10,704		11,136
Interest expense	11,357	4,923		6,434
Depreciation	11,873	5,545		6,328
Total expenses	45,070	21,172		23,898

Total revenues less total expenses	112	1,409		(1,297)

Equity in earnings of joint ventures	235	235		—
Net loss	$347	$1,644	(1)	$(1,297)
_______________________
(1) Reflects BRT's share as determined in accordance with GAAP - not its pro rata share.

BRT Apartments Corp. (NYSE: BRT)
Balance Sheets of Unconsolidated Joint Ventures
(dollars in thousands)

_____________________________________________________________________________________________________________________

The condensed balance sheet below at December 31, 2025, represent a reconciliation of the information that appears in note 8 of BRT's Annual Report on Form 10-K to the BRT pro rata information presented here in the supplemental. The Company held interests in unconsolidated joint ventures that own ten multi-family properties (the "Unconsolidated Properties"). The condensed balance sheet below presents information regarding such properties (dollars in thousands):

	December 31, 2025
	TOTAL	BRT Share		Partner Share
ASSETS
Real estate properties, net of accumulated depreciation	$363,451	$183,307		$180,144
Cash and cash equivalents	7,506	4,145		3,361
Other assets	11,756	6,684		5,072
Total Assets	$382,713	$194,136		$188,577

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net of deferred costs	285,379	144,050		141,329
Accounts payable and accrued liabilities	9,435	4,305		5,130
Total Liabilities	294,814	148,355		146,459
Commitments and contingencies

Equity:
Total unconsolidated joint venture equity	87,899	45,781		42,118
Total Liabilities and Equity	$382,713	$194,136	(1)	$188,577
_______________________
(1) Reflects BRT's share as determined in accordance with GAAP - not its pro rata share.